028870

NUMBER

APP

SHARES

AMERICAN APPAREL, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

COMMON STOCK

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP 023850 10 0

This Certifies that

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE PAR VALUE OF $.0001 EACH OF THE COMMON STOCK OF

AMERICAN APPAREL, INC.

CERTIFICATE OF STOCK

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

Witness the seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

CHAIRMAN OF THE BOARD

AMERICAN APPAREL, INC. CORPORATE SEAL 2005 DELAWARE

TREASURER

COUNTERSIGNED AND REGISTERED: CONTINENTAL STOCK TRANSFER & TRUST COMPANY TRANSFER AGENT AND REGISTRAR

BY

AUTHORIZED OFFICER